STATE OF NEW YORK

DEPARTMENT OF STATE

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

WITNESS my hand and official seal of the Department of State, at the City of Albany, on January 6, 2011.

Daniel E. Shapiro
First Deputy Secretary of State

Rev. 06/07

Certificate of Amendment

of

the Certificate of Incorporation

of

Del Global Technologies Corp.

Under Section 805 of the Business Corporation Law

It is hereby certified that:

1. The name of the corporation is Del Global Technologies Corp. (the "Corporation"). The name under which the corporation was formed is Del Electronics Corp.

2. The Certificate of Incorporation of the Corporation was filed by the Department of State on October 26, 1954.

3. The amendment of the Certificate of Incorporation effected by this certificate of amendment is to effect a name change of the Corporation to DGT Holdings Corp.

4. To accomplish the foregoing amendment, paragraph "First" of the Certificate of Incorporation of the Corporation is hereby amended to read as follows:

"FIRST: The name of the Corporation is DGT Holdings Corp."

5. The Amendment of the Certificate of Incorporation was authorized by vote of the Board of Directors of the Corporation followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at a special meeting of the Corporation's shareholders duly called and held on October 13, 2010.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be executed on this 6th day of January, 2011.

DEL GLOBAL TECHNOLOGIES CORP.

/s/ Mark A. Zorko

Name: Mark A. Zorko
Title: Secretary and Chief Financial Officer

NCR-26

1101060 0005

4

Certificate of Amendment

OF

The Certificate of Incorporation

OF

Del Global Technologies Corp.

Under Section 805 of the Business Corporation Law

1CC

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED

JAN -6 2011

TAX $

BY: West

FILER:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022

FILED 2011 JAN -6 AM 3:12

RECEIVED 2011 JAN -6 PM 2:28

RECEIVED 2011 JAN -6 AM 10:03

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